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                        BROCK SILVERSTEIN MCAULIFFE LLC

   One Citicorp Center                                            (212) 371-2000

      56th Floor                                              Fax (212) 371-5500

New York, NY 10022-4611

                                          December 7, 1998

Claimsnet.com inc.
12801 N. Central Expressway, Suite 1515
Dallas, Texas 75243

Gentlemen:

    You have requested our opinion in connection with certain matters relating to the registration statement on Form S-1 (the "Registration Statement") (File No. 333-36209) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale of, among other things, up to 1,725,000 shares (the "Shares") of common stock, par value $.001 per share, of Claimsnet.com inc., a Delaware corporation (the "Company"), by the Company.

    In connection herewith, we have examined such records, documents, statutes and decisions as we have deemed relevant. In addition, we have relied upon Certificates of Officers of the Company and certificates and telegrams of public officials as to certain matters relating to this opinion as we have deemed necessary for purposes hereof.

    In rendering this opinion, we have assumed that all necessary corporate action on the part of the Company has been taken in connection with the issuance of the Shares and the registration thereof under the Act.

    Based upon, and subject to, the foregoing, we are of the opinion, as at the date hereof, that the Shares are validly authorized and legally issued, fully paid, and nonassessable.

    We are members of the Bar of the State of New York. The opinion expressed herein is expressly limited to the laws of the State of New York, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

    We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and the reference to our firm in the Registration Statement under the caption "Legal Opinions." By doing so, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulation promulgated thereunder.

                                          Very truly yours,